Exhibit 10.1

FIRST AMENDMENT TO THE COPROMOTION AGREEMENT

         This FIRST AMENDMENT TO THE COPROMOTION AGREEMENT (hereinafter, the “First Amendment”) is entered into and is effective as of this 29th day of June, 2001 (the “Effective Date”), by and between KING PHARMACEUTICALS, INC., a Tennessee corporation (hereinafter, “KING”), and NOVAVAX, INC., a Delaware corporation (hereinafter, “NOVAVAX”).

W I T N E S S E T H:

         WHEREAS, KING and NOVAVAX entered into the Copromotion Agreement dated as of January 8, 2001 (the “Copromotion Agreement”);

         WHEREAS, the parties desire to modify certain provisions of the Copromotion Agreement, as more specifically set forth below;

         WHEREAS, KING and NOVAVAX desire to clarify that the term NOVAVAX Product, as used and defined in the Copromotion Agreement, covers and includes ANDROSORB™ and any other NOVAVAX products that contain or use testosterone or other anabolic or androgenic substances in connection with hormone replacement therapy in the field of women’s health, and to further clarify that the term NOVAVAX Trademark, as used and defined in the Copromotion Agreement, covers and includes ANDROSORB™ as a NOVAVAX TRADEMARK (hereinafter, “Joint Construction and Understanding”);

         WHEREAS, for purposes of clarification, KING and NOVAVAX each desire to amend and revise the Copromotion Agreement to specifically recite this Joint Construction and Understanding (hereinafter, “Clarification”); and

         WHEREAS, to accomplish this Clarification, KING and NOVAVAX each desire to amend and revise ANNEX I, entitled DEFINITIONS, and EXHIBIT 2.3(d) and EXHIBIT 9.1 attached to the Copromotion Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.01 KING and NOVAVAX agree that capitalized terms used herein but not otherwise defined shall have the same meanings set forth in the Copromotion Agreement.

      1.02 To accomplish the Clarification, KING and NOVAVAX agree that the term “NOVAVAX Product”, as set forth in ANNEX I, entitled

DEFINITIONS, attached to the Copromotion Agreement is hereby deleted and replaced in its entirety with the following definition:

“NOVAVAX Product” shall mean ESTRASORB™, ANDROSORB™ and, subject to Section 8.6 hereof, any hormone replacement therapy pharmaceutical product marketed in the field of women’s health, including, but not limited to, those products that (1) include or use technology or Know How derived from ESTRASORB™ or from ANDROSORB™, (2) include or use testosterone or any other anabolic or androgenic substance, or (3) contain a combination of a NOVAVAX Product and another pharmaceutical product. NOVAVAX Product shall specifically exclude any pharmaceutical or related products owned by NOVAVAX as a direct result of the consummation of the Fielding Acquisition Agreement (as defined in the Note Purchase Agreement) so long as any such pharmaceutical product or related product does not include or use ESTRASORB™ or ANDROSORB™ technology or Know How.

      1.03 To further accomplish the Clarification, KING and NOVAVAX agree that the term “NOVAVAX Trademark “, as set forth in ANNEX I, entitled DEFINITIONS, attached to the Copromotion Agreement, is hereby deleted and replaced it in its entirety with the following definition:

“NOVAVAX Trademark” shall mean, whether or not registered, the mark ESTRASORB™ including any other related trademark or servicemark containing the word “ESTRASORB”, the mark ANDROSORB™ including any other related trademark or servicemark containing the word “ANDROSORB”, and any other trademark or service mark (whether or not registered) that NOVAVAX decides to use on or with the NOVAVAX Products or in any promotional material related to any of the NOVAVAX Products.

      1.04 Consistent with the Joint Construction and Understanding and the Clarification, KING and NOVAVAX agree that Exhibit 2.3(d), as attached to the Copromotion Agreement, is hereby deleted and replaced it in its entirety with the following new Exhibit 2.3(d):

EXHIBIT 2.3(d)

PRIMARY BRAND TRADEMARKS

ESTRASORB™

NORDETTE®

ANDROSORB™

      1.05 Consistent with the Joint Construction and Understanding and the Clarification, King and Novavax agree that the first and second paragraphs under Part I of Exhibit 9.1, as attached to the Copromotion Agreement, are hereby deleted and replaced in their entirety with the following:

NP Consideration Fee to be paid to King as follows:

(50% of the Net Sales of the applicable Novavax Product in the Territory) MINUS (50% on the Net Costs of such Novavax Product in the Territory)*

*Novavax is solely responsible for Net Costs in excess of 17% of Net Sales.

      1.06 Except as otherwise expressly provided in this First Amendment, KING and NOVAVAX agree that all provisions of the Copromotion Agreement are hereby ratified and agreed to be in full force and effect, and are incorporated herein by reference.

      1.07 The Copromotion Agreement, as amended by this First Amendment, and the Confidentiality Agreements contain the entire agreement among the parties with respect to the transactions contemplated herein and supersede any prior agreements, understandings or arrangements between them, whether oral or in writing. This First Amendment may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this First Amendment.

      1.08 This First Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this First Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Original signatures transmitted by facsimile shall be acceptable to purposes of executing this First Amendment. If original signatures are transmitted by facsimile, the parties shall endeavor in good faith to deliver to each other executed counterpart originals as soon as practicable after the date of this First Amendment.

[Signature page follows]

         IN WITNESS WHEREOF, each of the parties hereto has executed this First Amendment, or has caused this First Amendment to be duly executed and delivered in its name on its behalf, all as of the Effective Date first above written.

KING PHARMACEUTICALS, INC.	NOVAVAX, INC.

By:	By:

Name:	Name:

Title:	Title: